Exhibit 5.1 J.J. Viottastraat 52 1071 JT Amsterdam The Netherlands T +31 20 760 16 00 info@vancampenliem.com www.vancampenliem.com

To:

Frank’s International N.V.

Mastenmakersweg 1

1786 PB Den Helder

The Netherlands

November 8, 2016

Re:	Frank’s International N.V. – SEC registration statement Form S-3 (exhibit 5.1).

Dear Sirs,

1. Introduction

You have requested us to render an opinion on matters of Dutch law in relation to the shelf registration (the “Registration”) under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 (the “Registration Statement”) of:

(i) up to 8,949,410 Common shares, each with a nominal value of one eurocent (EUR 0.01) (the “Common Shares”), in the capital of Frank’s International N.V. (the “Issuer”) to be issued and sold by the Issuer (the “Primary Shares”); and

(ii) up to 12,804,233 Common Shares to be issued and sold by certain shareholders of the Issuer (the “Secondary Shares” and together with the Primary Shares, the “Shares”).

2. Scope of Opinion

(1)	This opinion is given only with respect to the laws in force in the Netherlands at the date of this opinion letter as applied by Dutch courts. No opinion is expressed or implied as to the laws of any other jurisdiction.

(2)	For the purposes of this opinion “the Netherlands” and “Dutch” shall refer to that part of the Kingdom of the Netherlands that is in Europe.

(3)	Terms and expressions of law and of legal concepts as used in this opinion have the meaning in this opinion attributed to them under Dutch law and this opinion should be read and understood accordingly. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising under this opinion will be governed by Dutch law and exclusively be brought before a Dutch court.

Van Campen Liem is the joint trade name of Liem & Partners N.V. and Van Campen & Partners N.V.

Liem & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54787882.

Van Campen & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54033500.

(4)	This opinion is solely rendered by Liem & Partners N.V., with the exclusion of any of its officers, employees, legal professionals and affiliates, and Liem & Partners N.V is the sole entity responsible for this opinion. Any liability of Liem & Partners N.V. pursuant to this opinion shall be limited to the amount covered by its liability insurance.

(5)	This opinion is strictly limited to the matters stated herein and may not read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any document examined in connection with this opinion except as expressly confirmed herein.

3. Documents Examined

For the purposes of rendering this opinion, we have examined copies of the following documents:

1.	the Registration Statement;

2.	the notarial deed of incorporation of the Issuer, executed on February 1, 2006 before Tjien Hauw Liem Esq., civil law notary practicing in Amsterdam (the “Incorporation Deed”);

3.	the notarial deed of amendment of the articles of association of the Issuer, executed on May 14, 2014, before the aforementioned civil law notary Tjien Hauw Liem (the “Amendment Deed”) and the articles of association as in force pursuant to the amendment of said deed (the “Articles”); and

4.	the excerpt dated November 8, 2016 in relation to the registration of the Issuer at the trade register of the Dutch Chamber of Commerce (the “Trade Register”) under file number 34241787 (the ”Excerpt”).

4. Assumptions

For the purpose of rendering this opinion we have assumed:

(i)	that the information contained in the Excerpt is complete, true and correct as of the date hereof;

(ii)	that each copy conforms the original and each original is genuine and complete;

(iii)	that each signature is the genuine signature of the individual concerned;

(iv)	that the Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion;

(v)	that the issue by the Issuer of the Primary Shares will have been validly authorized and any pre-emption rights in relation to the issue of the Primary Shares will have been observed or validly excluded;

(vi)	that the authorized share capital of the Issuer will at the time of the issue of the Primary Shares be sufficient to allow for such issue of the Primary Shares;

(vii)	that the Primary Shares will have been:

(a)	offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law); and

(b)	issued in the form and manner prescribed by the Articles, in force at the time of the issue of the Primary Shares; and

(viii)	that the nominal amount of the Primary Shares and the agreed share premium (if any) will have been validly paid.

5. Opinion

Based upon and subject to the other provisions of this legal opinion and any facts, circumstances, events or documents not disclosed to us in the course of our examination referred to above, we are, at the date hereof, of the opinion that:

I.	Corporate Status

(a)	The Issuer is duly incorporated as a company limited by shares (naamloze vennootschap) and is legally existing. Since Issuer has not been dissolved, is not in liquidation, has not merged nor demerged as a result of which the Issuer ceased to exist, has not been declared bankrupt and has not been granted suspension of payments, it may be considered in good standing (an expression, however, which has no recognized meaning under Dutch law).

(b)	The Issuer is legally existing under Dutch law, and has as such the corporate power to issue Shares, as set forth in article 4 of the Articles.

(c)	As of the day of this opinion, the Issuer has an authorized share capital of EUR 7,980,960 divided into 798,096,000 Common Shares, of which 223,149,372 Common Shares have been issued and paid-up.

II.	Shares

(a)	Once the Primary Shares are issued and delivered and upon payment in full of the Primary Shares, the Primary Shares will be validly issued, fully paid and non-assessable.

(b)	The Secondary Shares have been validly issued, fully paid and are non-assessable.

6. Qualifications

The opinions expressed above are subject to the following qualifications:

(A)	In this opinion, the term “non-assessable”- which term has no equivalent under Dutch law – means, in relation to a Share, that (i) the Issuer has no right to require the holder of the share to pay the Issuer any amount (in addition to the amount required for the Shares to be fully paid) and (ii) the holder of the share will have no payment obligations to the creditors of the Issuer, in each case solely as result of his shareholder ownership.

(B)	The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio pauliana), reorganization, moratorium of payment (surseance van betaling) and other or similar laws of general application (including but not limited to the 1977 Sanction Act (Sanctiewet 1977)) now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

(C)	The Excerpt may not completely and accurately reflect the corporate status and position of the Issuer insofar as there may be a delay between the taking of a corporate action and the filing of the necessary documentation at the Trade Register and a further delay between such filing and an entry appearing on the file of the Issuer at the Trade Register.

(D)	If a legal act performed by a Dutch legal entity (including the issue of shares and any other act having a similar effect) is not in the entity’s corporate interest, the act may (i) exceed the entity’s corporate power; (ii) violate its articles of association; and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s corporate interest.

7. Miscellaneous

This opinion is an exhibit to the Registration Statement and may be relied upon only for the purpose of the Registration.

In issuing this opinion we do not assume any obligations to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part of such time.

We hereby consent to the Issuer (the “Consents”) to:

a.	file this opinion with the SEC as Exhibit 5.1 to the Registration Statement; and

b.	refer to Van Campen Liem under the heading ““Legal Matters” and to Van Campen Liem (Liem & Partners N.V.) giving this opinion under the heading “Index to Exhibits”, in the Registration Statement.

However, the Consents are not an admittance that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated thereunder.

Yours sincerely,

/s/ Edwin Liem

Edwin Liem

Van Campen Liem / Liem & Partners N.V.

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